UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2011

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 250
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2011, the following restricted stock awards were made to our named executive officers in accordance with the terms of the State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”).

Executive Officer	Number of Shares of Restricted Stock
Joseph W. Evans	12,500
Kim M. Childers	9,000
Stephen W. Doughty	9,000
J. Daniel Speight	9,000
John S. Poelker	2,000

The Independent Directors Committee of the Board of Directors approved the awards of restricted stock to each of our named executive officers.  The awards for Messrs. Evans, Childers, Doughty and Speight cliff vest after three years.  Mr. Poelker’s award of restricted stock vests on October 1, 2011.  The vesting of the restricted stock for each named executive officer accelerates upon a change in control, death or permanent disability.  A copy of the Plan is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 15, 2011.  Copies of the restricted stock agreements for the named executive officers are filed as Exhibits hereto.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit

10.1	Restricted Stock Agreement dated September 1, 2011 by and among Joseph W. Evans and State Bank Financial Corporation

10.2

Form of Restricted Stock Agreement dated September 1, 2011 (Pursuant to Instruction 2 of Item 601, one form of Restricted Stock Agreement has been filed which has been executed by Kim M. Childers, Stephen W. Doughty and J. Daniel Speight)

10.3	Restricted Stock Agreement dated September 1, 2011 by and among John S. Poelker and State Bank Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: September 8, 2011	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Operating Officer